EXHIBIT 99.1

Interactive Intelligence First Quarter Operating Results Include Record Revenues
Revenues increase 21 percent over same period last year

INDIANAPOLIS, April 28, 2008 – Interactive Intelligence (Nasdaq: ININ), a global provider of unified IP business communications solutions, reported first quarter operating results for the period ended March 31, 2008, which included record revenues.

For the first quarter, revenues were a record $29.5 million, up 21 percent over revenues of $24.3 million in the same quarter last year.

“Driven by the need to reduce costs and retain customers during these uncertain economic times, companies are increasingly adopting our all-in-one contact center and enterprise IP telephony products and services,” said Interactive Intelligence founder and CEO, Dr. Donald E. Brown. “This demand was reflected in our first quarter record revenues and a 39 percent increase in orders compared to the same period last year. We also continued to close large transactions during the quarter, with 15 contracts exceeding $250,000, and a record nine of those representing new customers. With several upcoming products squarely focused on helping organizations further reduce costs and improve customer service, we feel very positive headed into the second quarter.”

Operating income for the first quarter of 2008 was $1.5 million, compared to $1.4 million in 2007. Operating income included non-cash, stock-based compensation expense of $932,000 in 2008, and $668,000 in 2007.

Net income was $1.1 million for the first quarter of 2008, with diluted earnings per share (EPS) of $0.06. The first quarter of 2008 was the first quarter in which the company recognized full taxes on earnings, although most of the tax expense was non-cash. Net income was $1.8 million in the first quarter of 2007, with EPS of $0.09.

For the first quarter of 2008, non-GAAP (generally accepted accounting principles) operating income was $2.4 million, compared to $2.1 million in the first quarter of 2007. Non-GAAP net income in 2008 was $2.9 million, or EPS of $0.15, compared to 2007 non-GAAP net income of $2.4 million, or EPS of $0.13. The non-GAAP differences were due to exclusion of the non-cash income tax expense in the first quarter of 2008, and stock-based compensation expense recorded in both years.

Cash and short-term investments as of March 31, 2008 totaled $49.4 million, up from $46.3 million on Dec. 31, 2007. Cash flow from operations for the first quarter of 2008 was $5.3 million, compared to $4.9 million in the same quarter last year.

Other Interactive Intelligence achievements in the first quarter included a Best Large Enterprise Solution award and Product of the Year award, both from INTERNET TELEPHONY magazine.

The company also received ISO 9001:2000 re-certification, marking its third consecutive year of compliance. Being certified to ISO 9001:2000 gives further assurance to Interactive Intelligence customers and partners that it is able to satisfy their most stringent requirements for quality, reliability, efficiency and cost-effectiveness.

As part of its ongoing growth strategy, Interactive Intelligence hired Bill Gildea as vice president of business development to help evaluate acquisition and strategic partnering opportunities. As a complement to its existing east and west regional headquarter offices, the company also opened a regional software development office in Denver to access a larger pool of job candidates.

Interactive Intelligence will host a conference call April 28 at 4:30 p.m. Eastern time (EDT) featuring the company’s founder, president and CEO, Dr. Donald E. Brown, and its CFO, Stephen R. Head. There will be a live Q&A session following opening remarks.

To access the teleconference please dial 1 877.627.6566 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence first quarter earnings call."

The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

The non-GAAP measures shown in this release exclude non-cash stock-based compensation expense for stock options and non-cash income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included after the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company’s results of operations. Further, management believes that these non-GAAP measures improve management’s and investors’ ability to compare the company’s financial performance with historical periods because certain historical periods excluded stock-based compensation expense for stock options (prior to 2007) and income tax expense and benefits have varied significantly and are primarily non-cash. Interactive Intelligence’s management uses these non-GAAP results to compare its performance to its peers in the software industry. Because stock-based compensation expense and non-cash income tax expense amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense related to stock options and non-cash income tax amounts for its internal budgets.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) is a global provider of unified business communications solutions for contact center automation, enterprise IP telephony, and enterprise messaging. The company was founded in 1994 and has more than 3,000 customers worldwide. Interactive Intelligence is among the top 500 global software and services suppliers, and is ranked among the top 200 North American networking vendors. The company employs approximately 600 people and is headquartered in Indianapolis, Indiana. It has six global corporate offices, with additional sales offices throughout North America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: http://www.inin.com.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth and increasingly complex third-party relationships; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence Inc.
+1 317.715.8412
steve.head@inin.com

Christine Holley
Director of Market Communications
Interactive Intelligence Inc.
+1 317.715.8220
christine.holley@inin.com

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Interactive Intelligence, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31,
	2008	2007
		(Note 1)
Revenues:
Product	$14,845	$12,356
Services	14,638	11,932
Total revenues	29,483	24,288
Cost of revenues:
Product	3,130	2,441
Services	5,897	4,797
Total cost of revenues	9,027	7,238
Gross profit	20,456	17,050
Operating expenses:
Sales and marketing	10,178	8,654
Research and development	4,965	3,897
General and administrative	3,827	3,065
Total operating expenses	18,970	15,616
Operating income	1,486	1,434
Other income:
Interest income, net	459	472
Other income (expense), net	97	(56)
Total other income	556	416
Income before income taxes	2,042	1,850
Income tax expense	(925)	(97)
Net income	$1,117	$1,753

Net income per share:
Basic	$0.06	$0.10
Diluted	0.06	0.09

Shares used to compute net income per share:
Basic	17,940	17,247
Diluted	19,216	19,236

Note 1: The 2007 amounts for the first quarter have been changed to reflect adjustments to product revenues and related commission expense. These adjustments were deemed immaterial to the prior period.

Interactive Intelligence, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31,
	2008	2007

Net income, as reported	$1,117	$1,753
Non-cash stock-based compensation expense:
Cost of services	72	46
Sales and marketing	362	300
Research and development	208	100
General and administrative	290	222
Total	932	668
Non-cash income tax expense	821	--
Non-GAAP net income	$2,870	$2,421

Operating income, as reported	$1,486	$1,434
Non-cash stock-based compensation expense	932	668
Non-GAAP operating income	$2,418	$2,102

Diluted EPS, as reported	$0.06	$0.09
Non-cash stock-based compensation expense	0.05	0.04
Non-cash income tax expense	0.04	--
Non-GAAP diluted EPS	$0.15	$0.13

Interactive Intelligence, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$36,972	$29,270
Short-term investments	12,465	17,057
Accounts receivable, net	27,373	27,527
Deferred tax assets, net	5,833	5,833
Prepaid expenses	6,815	6,083
Other current assets	1,255	1,414
Total current assets	90,713	87,184
Property and equipment, net	9,197	6,932
Deferred tax assets, net	6,699	7,520
Other assets, net	1,820	1,802
Total assets	$108,429	$103,438

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$11,942	$9,594
Accrued compensation and related expenses	3,325	4,381
Deferred product revenues	6,959	6,843
Deferred services revenues	35,191	34,001
Total current liabilities	57,417	54,819

Commitments and contingencies	--	--

Shareholders' equity:
Preferred stock	--	--
Common stock	180	179
Additional paid-in-capital	80,680	79,405
Accumulated deficit	(29,848)	(30,965)
Total shareholders' equity	51,012	48,619
Total liabilities and shareholders' equity	$108,429	$103,438

Note 1: December 31, 2007 amounts are derived from the audited Consolidated Balance Sheet included in the 2007 Annual Report on Form 10-K of Interactive Intelligence, Inc.

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended
	March 31,
	2008	2007

Operating activities:
Net income	$1,117	$1,753
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	795	573
Accretion of investment income	(4)	(153)
Stock-based compensation expense	932	668
Deferred income tax	821	--
Changes in operating assets and liabilities:
Accounts receivable	154	2,792
Prepaid expenses	(732)	(277)
Other current assets	159	(518)
Other assets	(18)	11
Accounts payable and accrued liabilities	1,871	102
Accrued compensation and related expenses	(1,056)	(933)
Deferred product revenues	116	(345)
Deferred services revenues	1,190	1,185
Net cash provided by operating activities	5,345	4,858

Investing activities:
Sales of available-for-sale investments	11,200	8,165
Purchases of available-for-sale investments	(6,604)	(3,454)
Purchases of property and equipment	(2,583)	(1,308)
Net cash provided by investing activities	2,013	3,403

Financing activities:
Proceeds from stock options exercised	282	674
Proceeds from issuance of common stock	62	50
Net cash provided by financing activities	344	724

Net increase in cash and cash equivalents	7,702	8,985
Cash and cash equivalents, beginning of period	29,270	13,531
Cash and cash equivalents, end of period	$36,972	$22,516

Cash paid for taxes	$128	$27